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                                 EXHIBIT 16(e)

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                        OFFITBANK NATIONAL MUNICIPAL FUND
                        EXHIBIT 16
                        TOTAL RETURN




AGGREGATE ANNUAL RETURN


T = ((ERV/P)^(1/N)) - 1

WHERE:            T =   TOTAL RETURN

                  ERV = REDEEMABLE VALUE AT THE END
                        OF THE PERIOD OF A HYPOTHETICAL
                        $1,000 INVESTMENT MADE AT THE
                        BEGINNING OF THE PERIOD.

                  P =   A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

                  N =   NUMBER OF YEARS

EXAMPLE:

  SINCE INCEPTION:      (  10/20/97 TO         12/31/97 ):
                        (   1,027.0 /1,000) -1                     2.70%